Exhibit 10.3

FORM OF SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page to this Subscription Agreement, by and between Ares Acquisition Corporation II, a Cayman Islands exempted company (“SPAC”) and the undersigned subscriber (the “Investor”). The Subscription Agreement is entered into in connection with the Business Combination Agreement, dated the date of this Subscription Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among SPAC, Kodiak Robotics, Inc., a Delaware corporation (“Kodiak”), and the other parties thereto. As set forth in the Business Combination Agreement, SPAC shall transfer by way of continuation and domesticate as a Delaware corporation prior to the closing of the Transaction. The transactions contemplated by the Business Combination Agreement are referred to in this Subscription Agreement as the “Transaction.” In connection with the Transaction and following the Domestication, but prior to the closing of the Transaction, SPAC is seeking commitments from interested investors to purchase shares of SPAC’s common stock, par value $0.0001 per share (the “Shares”), in a private placement for a base purchase price per share equal to the Redemption Price (as defined in the Business Combination Agreement) (the “Base Per Share Price”). The final purchase price per share shall equal the Base Purchase Price as adjusted in accordance with Annex A to this Subscription Agreement (as adjusted, the “Per Share Purchase Price”). SPAC may enter into one or more subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, the “Investors”). The Other Subscription Agreements will be on substantially the same terms as the terms of this Subscription Agreement. As of the date of this Subscription Agreement, pursuant to this Subscription Agreement and the Other Subscription Agreements, the Investors have agreed to purchase Shares for an aggregate consideration of $[   ] (subject to any adjustment in accordance with Section 13 of this Subscription Agreement and inclusive of the Shares subscribed for by the Investor) on the closing date of the Transaction. The price per Share paid by the Investors pursuant to the Other Subscription Agreements will equal the applicable Per Share Purchase Price.

As more fully described in the Business Combination Agreement, prior to the closing of the Transaction, SPAC will transfer by way of continuation to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Companies Act (the “Domestication”). The Shares to be purchased by the Investor shall be Shares of the SPAC following the Domestication. As set forth on the signature page to this Subscription Agreement, the aggregate purchase price to be paid by the Investor for the subscribed Shares is referred to in this Subscription Agreement as the “Subscription Amount.”

In consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth in this Subscription Agreement, and intending to be legally bound under this Subscription Agreement, each of the Investor and SPAC acknowledges and agrees as follows:

1. Subscription. Subject to Section 13, the Investor irrevocably subscribes for and agrees to purchase from SPAC the number of Shares equal to the Subscription Amount divided by the Per Share Purchase Price, rounded down to the nearest whole number of Shares (the “Subscribed Shares”) and SPAC irrevocably agrees to issue and sell to the Investor such number of Subscribed Shares, in each case, on the terms and subject to the conditions provided for in this Subscription Agreement. Notwithstanding anything to the contrary set forth in this Subscription Agreement, if, as of the Closing, the number of Shares determined in accordance with the prior sentence would result in the Investor having a pro forma ownership of SPAC or the public company following the consummation of the Transaction of equal to or greater than [•]%, the Investor’s Subscription Amount, then the aggregate number of Subscribed Shares shall be reduced to the amount that would result in the Investor having a pro forma ownership of SPAC or the public company following the consummation of the Transaction equal to [•]%. Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Investor and issued by SPAC pursuant to this Subscription Agreement shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2. Closing. The closing of the sale of the Shares contemplated under this Subscription Agreement (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in this Section 2 and in Section 3 below and (b) delivery of written notice from (or on behalf of) SPAC to the Investor (the “Closing Notice”), that SPAC reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five business days from the date on which the Closing Notice is delivered to the Investor. At least three business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Investor shall deliver to SPAC: (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by SPAC in the Closing Notice to be held in escrow until the Closing; and (ii) any other information that is reasonably requested in the Closing Notice in order for SPAC to issue the Investor’s Shares. Without limiting the generality of the foregoing, such information shall include the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, SPAC shall issue the number of Shares to the Investor set forth on the signature page to this Subscription Agreement. Subsequently, SPAC shall cause such Shares to be registered in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of the Investor on SPAC’s share register. SPAC shall use commercially reasonable efforts to provide a copy of the records of SPAC’s transfer agent showing the Investor (or such nominee or custodian) as the owner of the Shares on and as of the Closing Date. Notwithstanding the foregoing, that SPAC’s obligation to issue the Shares to the Investor is contingent upon SPAC having received the Subscription Amount in full accordance with this Section 2. If the Closing does not occur within three (3) business days following the Closing Date specified in the Closing Notice, SPAC shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount in full to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3. Closing Conditions.

a. The parties’ obligation to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) No suspension of the offering or sale of the Shares shall have been initiated or, to SPAC’s knowledge, threatened by the U.S. Securities and Exchange Commission (the “SEC”);

(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect making the consummation of the transactions contemplated under this Subscription Agreement illegal or otherwise restraining or prohibiting consummation of the transactions contemplated under this Subscription Agreement and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iii) as determined by the parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement, all conditions precedent to the closing of the Transaction contained in the Business Combination Agreement shall have been satisfied or waived and the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing Date.

b. SPAC’s obligation to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that: (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date; (ii) consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date or such earlier date, as applicable; and (iii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

c. The Investor’s obligation to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that:

(i) all representations and warranties of SPAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date;

(ii) consummation of the Closing shall constitute a reaffirmation by SPAC of each of the representations and warranties of SPAC contained in this Subscription Agreement as of the Closing Date;

(iii) all obligations, conditions, covenants and agreements of SPAC required by this Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed, satisfied or complied with in all material respects;

(iv) no suspension of the qualification of the Shares for offering or trading in any jurisdiction, or initiation or written threats of any proceedings for any of such purposes, shall have occurred and be continuing, except, in each case, where any such suspension or proceeding would not prevent SPAC from consummating the transactions contemplated hereby, including the issuance and sale of the Shares;

(v) no amendment, modification or waiver of the Business Combination Agreement from and after the date hereof shall have occurred that reasonably would be expected to materially and adversely affect the economic benefits that the Investor reasonably would expect to receive under this Subscription Agreement without having received the Investor’s prior written consent;

(vi) SPAC shall have filed with applicable national stock exchange (as defined in Section 6 of the Exchange Act) (the “Stock Exchange”) an application or supplemental listing application for the listing of the Shares and the Shares shall have been approved for listing, subject to official notice of issuance; and

(vii) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that gives rise to material economic benefits to the Other Investors unless the Investor has been offered the same benefits.

4. Further Assurances. At or prior to the Closing Date, the parties shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. SPAC Representations and Warranties. SPAC represents and warrants to the Investor that as of the date of this Subscription Agreement and as of the Closing Date:

a. SPAC is an exempted company, duly organized, validly existing and in good standing under the laws of the Cayman Islands. SPAC has all (corporate or otherwise) power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, the Other Subscription Agreements and the Business Combination Agreement (collectively, the “Transaction Documents”). As of the Closing Date, following the Domestication, SPAC will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

b. As of the Closing Date, the Shares: (i) will be duly authorized and, when issued and delivered to the Investor against full payment for the Shares in accordance with the terms of this Subscription Agreement; (ii) will be validly issued, fully paid and non-assessable; and (iii) will not have been issued in violation of or subject to any preemptive or similar rights created under SPAC’s certificate of incorporation (as adopted on the Closing Date) or under the General Corporation Law of the State of Delaware.

c. The Transaction Documents have been duly authorized, executed and delivered by SPAC. Assuming that (i) this Subscription Agreement constitutes the valid and binding agreement of the Investor and (ii) each other Transaction Document constitutes the valid and binding agreement of each other party thereto, this Subscription Agreement and the other Transaction Documents constitute the valid and binding agreement of SPAC and are enforceable against SPAC in accordance with their terms, except, in each case, as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The execution, delivery and performance of the Transaction Documents and the issuance and sale of the Shares and the compliance by SPAC with all provisions of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC or any of its subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC or any of its subsidiaries is a party or by which SPAC or any of its subsidiaries is bound or to which any of the property or assets of SPAC is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of SPAC and its subsidiaries, taken as a whole or on the validity of the Shares or the ability or legal authority of SPAC to timely comply in all material respects with the terms of the Transaction Documents, including the issuance of the Shares (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of SPAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or any of its properties that would reasonably be expected to have a Material Adverse Effect.

e. Except as would not have a Material Adverse Effect, SPAC has timely made all filings, forms, reports, statements, schedules, prospectuses, registration statements and other documents required to be filed by SPAC with the SEC since its initial registration of its Common Stock with the SEC (the “SEC Reports”). As of their respective dates, all SEC Reports required to be filed by SPAC with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. When filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect to such financial statements as in effect at the time of filing and fairly present in all material respects the financial condition of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by SPAC from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by SPAC to the Investor. The Shares: (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

g. As of the date of this Subscription Agreement, the issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “AACT.” The parties acknowledge and agree that the trading symbol will be changed in connection with the Transaction. Except as disclosed in SPAC’s filings with the SEC, as of the date of this Subscription Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by NYSE or the SEC to prohibit or terminate the listing of SPAC’s Shares or, when issued, the Delaware common shares on NYSE or to deregister the Shares under the Exchange Act or, when registered and issued in connection with the Domestication, the Delaware common shares under the Exchange Act. SPAC has taken no action that is designed to, or would reasonably be expected to result in, termination of the registration of the Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Delaware common shares. Upon consummation of the Transaction, the issued and outstanding shares of Common Stock, including the Shares to be issued pursuant to this Subscription Agreement, will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on a national stock exchange.

h. As of the date of this Subscription Agreement, SPAC has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in SPAC other than the Other Subscription Agreement and the Business Combination Agreement. No side letter or similar agreement or Other Subscription Agreement with any Other Investor or investor making a commitment equal to or less than that made by the Investor, contains economic terms more favorable to such Other Investor or investor than those set forth in this Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

i. SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by SPAC of the Business Combination Agreement or this Subscription Agreement (including, without limitation, the issuance of the Shares pursuant to this Subscription Agreement), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the NYSE, or such other applicable stock exchange on which SPAC’s common stock is then listed, and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. SPAC is in compliance with all applicable laws and rules of the NYSE except as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

j. As of the date of this Subscription Agreement, the authorized capital stock of SPAC consists of: (i) 99,990,000 preference shares, par value $0.0001 per share (“Preference Shares”); (ii) 9,000,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”); and (iii) 900,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”). As of the date of this Subscription Agreement: (A) no shares of Preferred Stock are issued and outstanding, (B) 50,000,000 Class A Ordinary Shares are issued and outstanding; (C) 12,500,000 Class B ordinary shares are issued and outstanding; and (D) 14,300,000 private placement warrants are issued and outstanding and 25,000,000 public warrants are issued and outstanding (collectively, the “Warrants”). Each Warrant is exercisable for one share of Common Stock at an exercise price of $11.50 per share. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. None of the Class A Ordinary Shares, Class B Ordinary Shares or Warrants are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the laws of the Cayman Islands, SPAC’s organizational documents or any contract to which SPAC is a party or by which SPAC is bound. Except as disclosed in SPAC’s SEC Reports or other filings, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any Shares or any capital equity of SPAC. As of the date of this Subscription Agreement, except as set forth above and pursuant to (i) the Other Subscription Agreements, (ii) the Promissory Notes, dated as pf April 25, 2023, by and between SPAC and Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership (“Sponsor”), and (ii) the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SPAC any Common Stock or other equity interests in SPAC (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date of this Subscription Agreement: (i) SPAC has no subsidiaries other than those party to the Business Combination Agreement; and (ii) SPAC does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Business Combination Agreement, the ancillary documents of the Business Combination Agreement and Letter Agreement, dated as of April 20, 2025, by and among SPAC, Sponsor and the directors and officers of SPAC. Except for the anti-dilution provisions applicable to the Class B Ordinary Shares which will be waived in connection with the Transaction, there are no securities or instruments issued by or to which SPAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of: (i) the Shares pursuant to this Subscription Agreement; or (ii) the shares to be issued pursuant to any Other Subscription Agreement. There are no outstanding contractual obligations of SPAC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity.

k. As of the date this Subscription Agreement, except as would not reasonably be expected to have a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SPAC, threatened against SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against SPAC.

l. SPAC is in compliance with all applicable law, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. As of the date this Subscription Agreement, SPAC has not received any written communication from a governmental authority that alleges that SPAC is not in compliance with or is in default or violation of any applicable law except where such noncompliance, default or violation would not reasonably be expected to have a Material Adverse Effect.

m. SPAC has not paid, and is not under any obligation to pay, any broker’s fee or commission in connection with the sale of the Shares pursuant to this Subscription Agreement other than to the Placement Agents (as defined below) and, in certain circumstances following the consummation of the Transactions, Chardan Capital Markets, LLC and TD Securities (USA) LLC in their respective roles as advisers to Kodiak. Other than the Placement Agents, Chardan Capital Markets, LLC and TD Securities (USA) LLC in their respective roles as advisers to Kodiak. SPAC is not aware of any person that has been paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares in connection with the Subscription Agreements.

n. SPAC is not, and immediately after receipt of payment for the Shares, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o. SPAC is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the “Code”), a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

6. Investor Representations and Warranties. The Investor represents and warrants to SPAC and the Placement Agents that as of the date of this Subscription Agreement and as of the Closing Date:

a. The Investor: (i) has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation; and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by the Investor. Assuming the due authorization, execution and delivery of the same by SPAC, this Subscription Agreement shall constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution, delivery and performance of this Subscription Agreement, the purchase of the Shares, the compliance by the Investor with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated in this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject; (ii) the organizational documents of the Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated in this Subscription Agreement, including the purchase of the Shares.

d. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee is: (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A; (ii) acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements in this Subscription Agreement on behalf of each owner of each such account; and (iii) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares. The Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The Investor has completed Schedule A following the signature page to this Subscription Agreement and the information contained on Schedule A is accurate and complete.

e. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee: (i) is an institutional account as defined in FINRA Rule 4512(c); (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; and (iii) has exercised independent judgment in evaluating our participation in the purchase of the Shares. Accordingly, we understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

f. The Investor acknowledges and agrees: (i) that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act; (ii) the Shares have not been registered under the Securities Act; and (iii) that SPAC is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except: (i) to SPAC or one of its subsidiaries; (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S; or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act. With respect to any transactions falling within clauses (i) and (iii) of the preceding sentence, any such transaction must also be in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and any book entry records or certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that: (i) the Shares will be subject to transfer restrictions; (ii) as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares; and (iii) as a consequence, Investor may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that SPAC files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

g. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from SPAC. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SPAC, Kodiak, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication. Investor explicitly disclaims reliance on any of the foregoing other than those representations, warranties, covenants and agreements of SPAC expressly set forth in this Subscription Agreement.

h. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

i. The Investor acknowledges and agrees that the Investor has received, and has had the opportunity to review and understand such financials and other information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to SPAC, the Transaction and the business of Kodiak and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has had the opportunity to review SPAC’s SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s) have deemed necessary to make an investment decision with respect to the Shares. The Investor has received, and has had the opportunity to review and understand the materials made available to it in connection with the Transaction, has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. The Investor acknowledges that as part of the Transaction, SPAC expects to file a registration statement under the Securities Act, including a preliminary prospectus and proxy statement, which contains additional information about the Transaction, Kodiak and SPAC. The Investor further acknowledges that the information provided to it is preliminary and subject to change. The Investor also acknowledges and agrees that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Investor’s obligation to purchase the Shares under this Subscription Agreement. The Investor acknowledges that the Investor has not relied on any such registration statement and preliminary prospectus in making any investment decision. The Investor acknowledges that SPAC and Kodiak offered to make certain non-public information available to the Investor subject to customary trading restrictions and non-disclosure requirements.

j. The Investor acknowledges that certain information provided to it was based on forecasts. The Investor understands and agree that such forecasts were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties many of which are outside of SPAC’s control. Consequently, Investor acknowledges and agrees that actual results to differ materially from those contained in the forecasts and that SPAC does not guarantee the accuracy of any such forecasts. The Investor acknowledges that all forward looking information and forecasts were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or forecasts.

k. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and SPAC, Kodiak or a representative of SPAC or Kodiak. Investor acknowledges that the Shares were offered to the Investor solely by direct contact between the Investor and SPAC, Kodiak or a representative of SPAC or Kodiak. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares: (i) were not offered to it by any advertising or, to its knowledge, general solicitation; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. In making its investment or decision to invest in SPAC, the Investor acknowledges that it is not relying upon, and has not relied and disclaims reliance upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SPAC, Kodiak, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of SPAC contained in this Subscription Agreement. Neither the Investor, nor to its knowledge any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offering of the Shares.

l. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in SPAC’s SEC Reports. The Investor is: (i) able to fend for itself in the Transactions contemplated in this Subscription Agreement; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. Investor acknowledges and agrees that it has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor will not look to J.P. Morgan Securities LLC, Citigroup Inc. or any of their respective affiliates, in their capacity as placement agents (collectively, the “Placement Agents”), for all or part of any such loss or losses the Investor may suffer. Investor represents that: (i) it is able to sustain a complete loss on its investment in the Shares; (ii) has no need for liquidity with respect to its investment in the Shares; and (iii) has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

m. Alone, or together with any professional advisor(s), the Investor acknowledges that it has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor. Investor represents that it is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in SPAC. The Investor acknowledges specifically that a possibility of total loss exists.

n. In making its decision to purchase the Shares, the Investor has relied solely upon its own independent investigation and that of its advisors, if any. Without limiting the generality of the foregoing, the Investor has not relied (and disclaims reliance) on any statements or other information provided by or on behalf of any Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning SPAC, Kodiak, the Transaction, the Business Combination Agreement, this Subscription Agreement or the transactions contemplated under this Subscription Agreement or the Business Combination Agreement, the Shares or the offer and sale of the Shares.

o. The Investor acknowledges and agrees that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons: (i) have not provided the Investor with any information or advice with respect to the Shares; (ii) have not made or make any representation, express or implied as to SPAC, Kodiak, Kodiak’s credit quality, the Shares or the Investor’s purchase of the Shares; (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares; (iv) may have acquired, or during the term of the Shares may acquire, non-public information with respect to Kodiak, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it; (v) may have existing or future business relationships with SPAC and Kodiak (including, but not limited to, lending, depository, risk management, advisory and banking relationships); (vi) will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

p. The Investor acknowledges and agrees that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to in this Subscription Agreement. Investor also acknowledges that it has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Shares, SPAC or Kodiak. The Investor further acknowledges and agrees that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their respective affiliates.

q. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

r. Intentionally omitted.

s. The execution, delivery and performance by the Investor of this Subscription Agreement are within the Investor’s powers, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound that would reasonably be expected to have a material adverse effect on the legal authority of the Investor to enter into and perform its obligation under this Subscription Agreement. If the Investor is not an individual, the execution, delivery and performance by the Investor of this Subscription Agreement will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine. If the Investor is an individual, the signatory has legal competence and Investor has the capacity to execute this Subscription Agreement. If the Investor is not an individual, the signatory has been duly authorized to execute this Subscription Agreement. Assuming that this Subscription Agreement constitutes the valid and binding obligation of SPAC, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

t. The Investor is not: (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program; (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk

People Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each of the foregoing, a “Prohibited Investor”). If requested, the Investor agrees and is permitted to provide law enforcement agencies such records as required by applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), to the extent required, the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

u. No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares.

v. No Placement Agent, nor any of its respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to SPAC, Kodiak or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by SPAC.

w. In connection with the issue and purchase of the Shares, no Placement Agent has acted as the Investor’s financial advisor or fiduciary.

x. The Investor, when required to deliver payment to SPAC pursuant to Section 2 above, will have sufficient immediately available funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

y. As of the date of this Subscription Agreement, the Investor does not have, and during the 30 day period immediately prior to the date of this Subscription Agreement, the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of SPAC. Notwithstanding the foregoing, the Investor makes no such representation with respect to any assets of the Investor managed by an external investment manager pursuant to a separately managed account arrangement.

z. The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

aa. If the Investor is or is acting on behalf of: (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”); or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32)

of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither SPAC nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares; (B) none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (C) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

7. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, then on or prior to the Closing Date, and in no event later than 30 calendar days after the Closing Date (such deadline, the “Filing Deadline”), SPAC will endeavor to file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”). SPAC shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies SPAC that it will “review” the Registration Statement) and (ii) five (5) business days after SPAC is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”). SPAC may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after SPAC becomes eligible to use such Form S-3. SPAC will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement. Notwithstanding the foregoing, if the SEC requires that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to cause SPAC to withdraw from the Registration Statement upon its prompt written request to SPAC, in which case SPAC’s obligation to register the Shares will be deemed satisfied or (ii) be included as such in the Registration Statement. SPAC’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to SPAC such information regarding the Investor, the securities of SPAC held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by SPAC to effect the registration of such Shares. Investor shall also execute documents in connection with such registration as SPAC may reasonably request that are customary of a selling stockholder in similar situations. Notwithstanding anything to the contrary in this Subscription Agreement, in connection with the obligations of SPAC under this Section 7, the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Upon notification by the SEC that any Registration Statement has been declared effective by the SEC, within one (1) business day thereafter, SPAC shall file the final prospectus under Rule 424 of the Securities Act. SPAC agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of: (i) the second anniversary of the Effectiveness Date of the Registration Statement registering all Shares for resale by the Investor; (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement; or (iii) the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations. For purposes of clarification, any failure by SPAC to file the Registration Statement by the

Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve SPAC of its obligations to file or effect the Registration Statement set forth in this Section 7. Notwithstanding the foregoing, if the SEC prevents SPAC from including any or all of the shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares pursuant to this Section 7 by the applicable stockholders or otherwise, such Registration Statement shall register for resale the number of Shares which is equal to the maximum number of Shares as is permitted to be registered by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in such Registration Statement shall be reduced pro rata among all such selling stockholders. In the event SPAC amends the Registration Statement in accordance with the foregoing, SPAC will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended.

b. For as long as the Investor holds Shares or, if shorter, two years from the Closing Date, SPAC will use commercially reasonable efforts to (1) qualify the Shares for listing on a Stock Exchange, which shall be the stock exchange on which SPAC’s common stock is then listed, and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds Shares or, if shorter, two years from the Closing Date, SPAC will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the Investor to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

c. SPAC may suspend the use of any such Registration Statement if the board of directors of SPAC determines in good faith that either in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act (a “Suspension Event”). Notwithstanding the foregoing, (I) SPAC shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days, not more than twice or more than a total of ninety (90) calendar days, in each case in any three hundred sixty (360) day period and (II) SPAC shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. SPAC shall use commercially reasonable efforts to cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Shares where, following such sale, subsequent public distribution of such shares shall not require registration under the Securities Act.

d. SPAC shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing the Investor’s ownership of Shares, and SPAC shall issue a certificate (or evidence of the issuance of such securities in book-entry form) without such restrictive legend or any other restrictive legend to the Investor, if: (i) such Shares are sold or transferred pursuant to the effective Registration Statement or pursuant to Rule 144 where, following such, subsequent public distribution of such shares shall not require registration under the Securities Act, ; or (ii) such Shares are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions and without the requirement for SPAC to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). Following Rule 144 becoming available for the resale of such Shares without volume or manner-of-sale restrictions, SPAC, upon the written request of Investor and after providing SPAC with all customary documentation, shall instruct SPAC’s transfer agent to remove the legend from such Shares (in whatever form) and shall use commercially reasonable efforts to cause SPAC’s counsel to issue any legend removal opinion required by the transfer agent.

e. At its expense, SPAC shall use commercially reasonable efforts to advise the Investor within five (5) business days: (i) when a Registration Statement or any post-effective amendment thereto has been filed with the SEC and when such Registration Statement or post-effective amendment thereto has become effective; (ii) after it shall receive notice or obtain knowledge thereof, of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included in such Registration Statement or for additional information; (iii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by SPAC of any notification with respect to the suspension of the qualification of the Shares included in such Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. SPAC shall use commercially reasonable efforts to promptly provide written notice of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading. The notice sent by the SPAC pursuant to the preceding sentence shall not contain any material non-public information other than the description of such event, which the parties agree may constitute material non-public information. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as SPAC is permitted under this Agreement to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, SPAC shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included in such Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

f. For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any person or entity to which the rights under this Section 7 shall have been duly assigned.

g. Notwithstanding any termination of this Subscription Agreement, SPAC shall indemnify, defend and hold harmless the Investor, the officers, directors, partners, members, managers, stockholders, and employees of the Investor, each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, reasonable and documented costs (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees) and reasonable and documented expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained (or incorporated by reference) in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading. The indemnity obligation set forth in this Section 7(g) shall not apply, however, to the extent that any untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to SPAC by the Investor expressly for use in any of the SEC filings referenced in this Section 7(g). SPAC shall notify the Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which SPAC is aware. Notwithstanding the forgoing, SPAC’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of SPAC.

h. The Investor shall, severally and not jointly with any Other Investor, indemnify and hold harmless SPAC, its directors, officers, partners, members, managers, stockholders, agents and employees, each person who controls SPAC (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, partners, members, managers, stockholders, or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to SPAC by the Investor expressly for use therein. Notwithstanding the forgoing, the Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Investor.

i. Any person or entity entitled to indemnification pursuant to this Subscription Agreement shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification under this Subscription Agreement to the extent such failure has not prejudiced the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Without the consent of the indemnified party, no indemnifying party shall consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include an unconditional release of the indemnified party from all liability in respect to such claim or litigation.

j. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

k. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to in this Section 7, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. Subject to the limitations set forth in this Section 7, the amount paid or payable by a party as a result of the Losses shall be deemed to include any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(k) from any person or entity who was not guilty of such fraudulent misrepresentation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties to this Subscription Agreement shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of each of the parties and Kodiak to terminate this Subscription Agreement; (c) thirty (30) days after the Outside Date (as defined in the Business Combination Agreement as in effect on the date of this Subscription Agreement), if the Closing has not occurred by such date other than as a result of a breach of Investor’s obligations under this Subscription Agreement; or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”). Nothing in this Subscription Agreement will relieve, however, any party from liability for any willful breach of this Subscription Agreement prior to the time of termination. Each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. SPAC shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination of the Business Combination Agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect (except that the provisions of Section 7(g) through (k), this Section 8, Section 9 through 12 and Section 14 of this Subscription Agreement will survive any termination of the Subscription Agreement and continue indefinitely). Following the Termination Event, any monies paid by the Investor to SPAC in connection with this Subscription Agreement shall promptly (and in any event within one business day) be returned to the Investor without any deduction for or on account of any tax, withholding, charges, or set-off.

9. Trust Account Waiver. The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. As described in SPAC’s prospectus relating to its initial public offering dated April 24, 2023 (the “Prospectus”) available at www.sec.gov, the Investor further acknowledges that: (i) substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placement of its securities; and (ii) substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public shareholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. In consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which is acknowledged, the Investor irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account. Investor agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to limit or prohibit: (i) the Investor’s right to pursue a claim against SPAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief; (ii) any claims that the Investor may have following the consummation of the Transaction against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account other than for distribution to shareholders and any assets that have been purchased or acquired with any such funds); or (iii) the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date of this Subscription Agreement or acquired after the date of this Subscription Agreement (other than Shares to be acquired pursuant to this Subscription Agreement), pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed in writing with SPAC to not exercise such redemption right.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired under this Subscription Agreement, if any) may be transferred or assigned without the prior written consent of each of the other parties. Notwithstanding the foregoing, this Subscription Agreement and all or a portion of the Investor’s rights and obligations hereunder may be assigned to one or more fund or account managed by the same investment manager as the Investor or by or to an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of SPAC. Prior to such assignment being valid, any such assignee shall agree in writing to be bound by the terms of this Subscription Agreement. Notwithstanding the foregoing, no assignment pursuant to clause (i) of this Section 10 shall relieve the Investor of its obligations under this Subscription Agreement.

b. SPAC may request from the Investor such additional information as SPAC deems reasonably necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares. Investor agrees to promptly provide such information as may reasonably be requested to the extent readily available. SPAC agrees to keep any such information provided by Investor confidential except: (i) as necessary to include in any registration statement SPAC is required to file under this Subscription Agreement; (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed for trading. The Investor acknowledges and agrees that if it does not provide SPAC with such requested information, SPAC may not be able to register the Investor’s Shares for resale pursuant to Section 7. In such event, Investor also agrees that, without any liability under this Subscription Agreement, SPAC may reject the Investor’s Subscription Amount prior to the Closing Date in the event the Investor fails to provide such additional information requested by SPAC to evaluate the Investor’s eligibility or SPAC’s determines that the Investor is not eligible. The Investor acknowledges that SPAC may file a form of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of SPAC.

c. The Investor acknowledges that SPAC, Kodiak and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including Schedule A. Prior to the Closing, the Investor agrees to promptly notify SPAC and Kodiak if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify SPAC if they are no longer accurate in any respect). If SPAC receives such notice from Investor, SPAC will use commercially reasonable efforts to promptly notify the Placement Agents. The Investor acknowledges and agrees that each purchase by the Investor of Shares from SPAC will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties in this Subscription Agreement (as modified by any such notice) by the Investor as of the time of such purchase contained in this Subscription Agreement. Prior to the Closing, SPAC agrees to promptly notify the Investor if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 5 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality or Material Adverse Effect, in which case SPAC shall notify the Investor if they are no longer accurate in any respect). SPAC acknowledges and agrees that each sale by SPAC of Shares to the Investor will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties in this Subscription Agreement (as modified by any such notice) by SPAC as of the time of such purchase.

d. SPAC, the Investor, Kodiak and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy of this Subscription Agreement to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered under this Subscription Agreement. The foregoing clause of this Section 10(d) shall not, however, give Kodiak or the Placement Agents any rights other than those expressly set forth in this Subscription Agreement.

e. All of the agreements, representations and warranties made by each party in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties. No such modification or waiver by SPAC of the provisions of this Subscription Agreement shall be effective without the prior written consent of Kodiak (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy under this Subscription Agreement shall operate as a waiver of such right or remedy. Nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties under this Subscription Agreement are cumulative and are not exclusive of any rights or remedies that the parties would otherwise have.

g. This Subscription Agreement (including Schedule A) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of the Subscription Agreement. Except as set forth in Section 7 with respect to any indemnified person, Section 8, Section 10(c), Section 10(d), Section 10(f), this Section 10(g), the last sentence of Section 10(k) and Section 11 with respect to the persons specifically referenced in that Section, and Section 6 and Section 10(c) with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties, and their respective successors and assigns. The parties acknowledge and agree that only those persons specifically referenced in the preceding sentence are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided in this Subscription Agreement, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. The agreements, representations, warranties, covenants and acknowledgments contained in this Subscription Agreement shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired by such court and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Subscription Agreement and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

j. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. Consequently, the parties acknowledge and agree that a party shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement. The parties also acknowledge and agree that the foregoing equitable remedies shall be in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. If any change in the number, type or classes of authorized shares of SPAC (including the Shares), other than as contemplated by the Business Combination Agreement, or any agreement contemplated by the Business Combination, shall occur between the date of this Subscription Agreement and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor and Per Share Purchase Price shall be appropriately adjusted to reflect such change.

m. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies.

n. Each party under this Subscription Agreement, and any person asserting rights as a third party beneficiary in accordance with Section 10(g) may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated under this Subscription Agreement or any related document (“Legal Dispute”) shall be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, but only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Chosen Courts”) Each party under this Subscription Agreement consents to the jurisdiction of the Chosen Courts in any such suit, action or proceeding. To the fullest extent permitted by law, each party irrevocably waives, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Courts or that any such suit, action or proceeding that is brought in the Chosen Courts has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(n) is pending before the Chosen Courts, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of the Chosen Courts. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it waives, and shall not assert as a defense in any Legal Dispute, that: (a) such party is not personally subject to the jurisdiction of the Chosen Courts for any reason; (b) such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts; (c) such party’s property is exempt or immune from execution; (d) such action, suit or proceeding is brought in an inconvenient forum; or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

o. Any notice or communication required or permitted under this Subscription Agreement to any Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page. Any such communication or notice shall be deemed to be given and received: (i) when so delivered personally; (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email; or (iii) three business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to SPAC.

If to SPAC, to:

Ares Acquisition Corporation II

245 Park Avenue, 44th Floor

New York, New York 10167

Attn: Allyson Satin; Anton Feingold; Eric Waxman

and

Ares Acquisition Corporation

1800 Avenue of the Stars

Suite 1400

Los Angeles, CA 90067

Attn: Allyson Satin; Anton Feingold

Email:   [***]

     [***]

    [***]

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, California 90067

Attn: Philippa Bond, P.C.; Van Whiting

Email:    [***]

      [***]

and

Kodiak AI, Inc.

1045 Terra Bella Avenue

Mountain View, CA 94043

Attn: Chief Legal Officer

Email:   [***]

with copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn: Melissa Rick; Austin March

Email:     [***]

  [***]

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, and is expressly disclaiming reliance on any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of SPAC expressly contained in this Subscription Agreement, in making its investment or decision to invest in SPAC. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to any Other

Subscription Agreements related to the private placement of the Shares (including such Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any party to the Business Combination Agreement or any Non-Party Affiliate other than SPAC as expressly provided for in this Subscription Agreement, shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to: (x) this Subscription Agreement or any Other Subscription Agreements related to the private placement of the Shares; (y) the negotiation of this Subscription Agreement, its subject matter or the private placement of the Shares; or (z) the transactions contemplated under this Subscription Agreement or under any Other Subscription Agreements related to the private placement of the Shares. Without limiting the generality of the foregoing, the prohibition on liability set forth in the preceding sentence shall apply only to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with: (i) the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement; (ii) any written or oral representations made or alleged to be made in connection with this Subscription Agreement, as expressly provided in this Subscription Agreement; or (iii) any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SPAC, Kodiak, the Placement Agents or any Non-Party Affiliate concerning SPAC, Kodiak, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated under this Subscription Agreement. “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, Kodiak, any Placement Agent or any of SPAC’s, Kodiak’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

12. Disclosure. By 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement (the “Disclosure Time”), SPAC shall issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”), to the extent not previously disclosed, disclosing all material terms of the transactions contemplated under this Subscription Agreement and by the Other Subscription Agreements and the Business Combination Agreement, the Transaction and any other material, nonpublic information that SPAC, Kodiak or any of their officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the knowledge of SPAC, the Investor shall not be in possession of any material, non-public information received from SPAC, Kodiak or any of their officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents. Upon the earlier of (i) the Disclosure Time and (ii) the issuance or filing of the Disclosure Document, Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SPAC, Kodiak or any of its affiliates, officers, directors, employees or agents, including, without limitation, the Placement Agents, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, SPAC shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except: (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed for trading; or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 12. Prior to any disclosure permitted under subclause (i) or (ii) of the preceding sentence, to the extent permitted under law, SPAC shall use commercially reasonable efforts to provide the Investor with prior written notice of such disclosure and shall reasonably consult with the Investor regarding such disclosure.

13. Open Market Purchases.

a. At the Investor’s election, the Investor’s Subscribed Shares may be reduced on a one-for-one share basis (the “Reduction Right”) up to an aggregate of Open-Market Purchase Shares and Currently Owned Shares, as applicable. For the purposes of this Section 13: (i) “Open-Market Purchase Shares” means Class A ordinary shares, par value $0.0001 per share, of SPAC purchased by the Investor for its own account pursuant to open-market transactions with third parties at a price of less than the Base Per Share Price; (ii) “Currently Owned Shares” means any Class A ordinary shares, par value $0.0001 per share the Investor beneficially owns as of the date of this Subscription Agreement; and (iii) “Record Date” means the record date established for voting at the extraordinary general meeting of shareholders of SPAC held to approve the Transaction.

b. To exercise the Reduction Right with respect to the Open Market Purchase Shares, the Investor must agree to: (A) not sell or otherwise transfer such Open-Market Purchase Shares prior to the consummation of the Transaction; (B) not vote any Open-Market Purchase Shares in favor of approving the Transaction or any extension of SPAC and instead submit a proxy abstaining from voting thereon; and (C) to the extent it has the right to have any of its Open-Market Purchase Shares redeemed for cash in connection with the consummation of the Transaction or in connection with any extension of SPAC, not exercise any such redemption rights (collectively, the “Open-Market Purchase Reduction Conditions”). To exercise the Reduction Right with respect to the Currently Owned Shares, the Investor must agree: (A) not sell or otherwise transfer such Currently Owned Shares prior to the consummation of the Transaction; (B) vote all of its Currently Owned Shares in favor of approving the Transaction or any extension of SPAC; and (C) to the extent it has the right to have any of its Currently Owned Shares redeemed for cash in connection with the consummation of the Transaction or in connection with any extension of SPAC, not exercise any such redemption rights (the “Currently Owned Shares Reduction Conditions”).

c. No later than one (1) Business Day after the Record Date, the Investor shall deliver a certificate (an “Election Certificate”) signed by the Investor, certifying the number of Subscribed Shares for which Investor has elected to exercise its Reduction Right, including the number of corresponding Open-Market Purchase Shares and Currently Owned Shares, as applicable. With respect to any such Open-Market Purchase Shares, the Election Certificate shall state: (1) the date of such Open-Market Purchase; (2) the number of shares acquired in such Open-Market Purchase; (3) the price per share at which such Open-Market Purchase Shares were purchased by Investor; and (4) an affirmation that Investor has and will comply with the Open-Market Purchase Reduction Conditions. With respect to any such Currently Owned Shares, the Election Certificate shall contain an affirmation that Subscriber has and will comply with the Currently Owned Shares Reduction Condition. In the event that subsequent to exercising its Reduction Right, Investor desires to lower the number of Subscribed Shares subject to such reduction (i.e., increase the number of Subscribed Shares to be purchased pursuant to this Subscription Agreement), Investor may so amend the Certificate with the consent of SPAC.

14. Additional Agreements.

a. Subject to Section 12, neither SPAC, Kodiak nor any of their respective controlled affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, or permit any of its employees, agents or representatives to identify, the Investor (whether in connection with SPAC or in the Investor’s capacity as an investor in the Issuer) in any written or oral public communications or issue any press release or other disclosure of the Investor’s name or the name of any of its affiliates, or any derivative of any of the foregoing names (collectively, the “Investor Names”), in each case except: (i) as authorized in writing by the Investor in each such instance (electronic mail to suffice); or (ii) as required by applicable law, legal process or regulatory request (“Applicable Law”). Subject to Section 12, if disclosure is required pursuant the preceding sentence, the disclosing member of the Company Group will, as soon as practicable, notify the Investor of such requirement (except where prohibited by Applicable Law) so that the Investor (or its applicable affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, SPAC may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Investor with any notification thereof, unless the Investor is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

b. SPAC, on behalf of itself and the other Company Parties, acknowledges and agrees that the acquisition of the Shares and the execution and adoption of this Subscription Agreement are not intended to establish, and shall not establish, an investment advisory relationship by and among, (i) on the one hand, the Investor or any affiliate, or any of its or their members, owners, partners, officers, directors, employees, agents or representatives (each, an “Investor Party”), and (ii) on the other hand, any member of the Company Group or any of their respective officers, directors, shareholders, partners, members, employees, agents or representatives (each, a “Company Party”), whereby any Investor Party serves as an investment adviser to any Company Party or that would otherwise result in any Investor Party meeting the definition of an investment adviser in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended, with respect to any Company Party. Further, the Issuer, on behalf of itself and the other Company Parties, acknowledges and agrees that the Company Parties are not relying upon any Investor Party for investment advice, analysis or recommendations regarding any investment or potential investment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2025

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.: Email:	Facsimile No.:

Currently Owned Shares:

Aggregate Subscription Amount: $

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by SPAC in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, SPAC has accepted this Subscription Agreement as of the date set forth below.

ARES ACQUISITION CORPORATION II

By:
Name: Allyson Satin
Title: Authorized Person

Date: [  ], 2025

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A, Section B or Section C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐ We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

C.	QUALIFIED PURCHASER STATUS

(Please check the applicable subparagraphs):

1.

☐ A corporation, partnership, limited liability company, trust or other organization that: (i)was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in SPAC, and less than 40% of the assets of which will consist of interests in SPAC (calculated as of the time of the Investor’s execution of this Subscription Agreement); (ii)owns not less than U.S.$5,000,000 in investments; and (iii)is owned directly or indirectly solely by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons.

2.

☐ A trust: (i) that is not described in paragraph (3) of this Section C; (ii) that was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in SPAC, and less than 40% of the assets of which will consist of interests in SPAC (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (iii) with respect to which each of the settlors and other contributors of assets, trustees, and other authorized decision makers is a person described in paragraph (1), (2), (3) or (4) of this Section C.

3.

☐ An entity that: (i) was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in SPAC, and less than 40% of the assets of which will consist of interests in SPAC (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (ii) has discretionary investment authority with regard to at least U.S. $25,000,000 of investments, whether for its own account or for the account of other persons that are themselves accurately described by one or more other paragraphs of this Section C.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

Annex A

Per Share Purchase Price

The Per Share Purchase Price shall equal the Base Per Share Price multiplied by the Applicable Percentage for the Investor set forth below. The Investor’s Aggregate Subscription Amount shall be as set forth on the signature page to this Subscription Agreement.

For example, if the Base Per Share Price is $11.00 and Investor’s Aggregate Subscription is (i) $30,000,000, the Per Share Purchase Price shall equal $11.00 or (ii) $100,000,000, the Per Share Purchase Price shall equal $9.90.

Percentage	Aggregate Subscription Amount
100%	Less than $50,000,000
90%	$50,000,000 or greater